Exhibit 4.6

AMERICAN HONDA FINANCE CORPORATION,

Issuer

— and —

DEUTSCHE BANK TRUST COMPANY AMERICAS,

Trustee

____________________________________________________

FIRST SUPPLEMENTAL INDENTURE

Dated as of February 8, 2018

to

INDENTURE

Dated as of September 5, 2013

____________________________________________________

Debt Securities

FIRST SUPPLEMENTAL INDENTURE, dated as of February 8, 2018 (the “Supplemental Indenture”), between AMERICAN HONDA FINANCE CORPORATION, a corporation duly organized and existing under the laws of the State of California (the “Company”), having its principal executive office located at 20800 Madrona Avenue, Torrance, California 90503, and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company has executed and delivered to the Trustee, the Indenture, dated as of September 5, 2013 (the “Base Indenture”), to provide for the issuance of the Company’s senior unsecured debentures, notes or other evidences of indebtedness, to be issued in one or more series;

WHEREAS, this Supplemental Indenture is being entered into pursuant to the provisions of Sections 901(10) and 903 of the Base Indenture;

WHEREAS, Section 901(10) of the Base Indenture provides that without the consent of any Holders of the Securities or Coupons, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Base Indenture to amend or supplement any provision contained in the Base Indenture or in any supplemental indenture or in any Securities (which amendment or supplement may apply to one or more series of Securities or to one or more Securities within any series as specified in such supplemental indenture or indentures), provided that such amendment or supplement does not apply to any Outstanding Security issued prior to the date of such supplemental indenture and entitled to the benefits of such provision;

WHEREAS, the Company desires to amend Sections 101, 1001 and 1105 of the Base Indenture as described in this Supplemental Indenture and the Company, pursuant to the foregoing authority, proposes in and by this Supplemental Indenture to amend the Base Indenture as hereinafter provided but only with respect to Securities which are not Outstanding on the date hereof;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture; and

WHEREAS, the Company has duly authorized the execution and delivery of this Supplemental Indenture. All things necessary to make this Supplemental Indenture a legally valid and binding agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof and any Coupons (as herein defined) as follows:

ARTICLE ONE
DEFINITIONS

Section 101.(a)For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:

(1)terms used herein in capitalized form and defined in the Base Indenture shall have the meanings specified in the Base Indenture;

(2)the words “herein,” “hereof” and “hereto” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision of this Supplemental Indenture; and

(3)the terms defined in the Recitals or in Article Two herein shall have the meanings specified therein.

(b)For all purposes of the Base Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)the terms defined in this Article and Article Two herein shall have the meanings assigned to them in this Article and Article Two herein, and include the plural, as well as the singular; and

(2)“First Supplemental Indenture” or “this Supplemental Indenture” means this instrument as originally executed or, if amended or supplemented pursuant to the applicable provisions of the Base Indenture, as amended or supplemented.

ARTICLE TWO
MODIFICATIONS

Section 201.Addition to Section 101 of the Base Indenture.  Section 101 of the Base Indenture is hereby amended to add the following new definition thereto:

“Principal Financial Center” means the capital city of the country issuing the Currency, except, that with respect to Dollars, euros, Australian dollars, Canadian dollars, New Zealand dollars, South African rand and Swiss francs, the “Principal Financial Center” will be The City of New York, Brussels, Sydney, Toronto, Wellington, Johannesburg and Zurich, respectively.

Section 202.  Amendment to Section 1001 of the Base Indenture.  Section 1001 of the Base Indenture is hereby amended by replacing the text “10:00 am New York City time” with the following text:

“12:00 pm (local time in the Principal Financial Center of the country issuing the Currency)”

Section 203.Amendment to Section 1105 of the Base Indenture.  Section 1105 of the Base Indenture is hereby amended by replacing the text “10:00 am (local time in New York City)” with the following text:

“12:00 pm (local time in the Principal Financial Center of the country issuing the Currency)”

ARTICLE THREE
MISCELLANEOUS PROVISIONS

Section 301.Effectiveness of Amendments.  Notwithstanding any other provisions hereof, all amendments to the Base Indenture made hereby shall have effect only with respect to Securities which are not Outstanding on the date hereof, and not with respect to Securities which are Outstanding on the date hereof.

Section 302.Governing Law; Waiver of Jury Trial. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of law provisions of such State other than New York General Obligations Law Section 5-1401. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION, SUIT OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS SUPPLEMENTAL INDENTURE, THE SECURITIES, ANY COUPONS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 303.Effect of Headings.  The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 304.Separability Clause.  In case any provision in this Supplemental Indenture, the Base Indenture, any Security or any Coupon shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not, to the fullest extent permitted by law, in any way be affected or impaired thereby.

Section 305.Ratification of Indenture.  The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided; provided, however, that the provisions of this Supplemental Indenture shall apply solely with respect to Securities which are not Outstanding on the date hereof.

Section 306.Trustee’s Disclaimer.  The Trustee accepts the amendments of the Base Indenture effected by this Supplemental Indenture, but on the terms and conditions set forth in the Base Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee.  The recitals contained herein shall be taken as the statements of the Company and the Trustee does not assume any responsibility for their correctness.  Without limiting the generality of the foregoing, the Trustee makes no representations as to (i) the validity or sufficiency of this Supplemental Indenture (ii) the proper authorization hereof by the Company by action or otherwise, or (iii) the due execution hereof by the Company; provided that the Trustee represents that it is duly authorized to execute and deliver this Supplemental Indenture and perform its obligations hereunder.

Section 307.Counterparts.  This Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 308. Continued Effect of Base Indenture.  Except as amended or supplemented by this Supplemental Indenture, the terms, conditions, covenants and agreements set forth in the Base Indenture shall continue in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the day and year first above written.

AMERICAN HONDA FINANCE CORPORATION, as Issuer

By:	/s/ Paul C. Honda
Name: Paul C. Honda
Title: Vice President, Assistant Secretary

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	/s/ Carol Ng
Name: Carol Ng
Title: Vice President

By:	/s/ Scott Dodic
Name: Scott Dodic
Title: Assistant Vice President